Exhibit 11.  Computation of Net Income (Loss) Per Share.

                   TRANSTECH INDUSTRIES, INC.
        COMPUTATION OF NET INCOME (LOSS) PER COMMON SHARE

                                       For the Six Months Ended
                                                June 30,
BASIC:                                      2000        1999

Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $ (573,000)  $  203,000
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.20)       $ .07

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $ (573,000) $   203,000
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $(.20)       $ .07



                                       For the Three Months Ended
                                                June 30,
BASIC:                                      2000        1999
Weighted Average Common Shares
  Outstanding                            2,829,190    2,829,190
Net Income (Loss)                       $ (176,000)  $  557,000
Basic Net Income (Loss)
  Per Common Share:
Net Income (Loss) per share                  $(.06)       $ .20

DILUTED:
Weighted Average Common
    Shares  Outstanding                  2,829,190    2,829,190
Dilutive Stock Options Based
  Upon the Treasury Stock
  Method                                        -            -
                                         2,829,190    2,829,190
Net Income (Loss)                       $ (176,000) $   557,000
Diluted Net Income (Loss)
  Per Common Share:
Net Income (Loss) Per Share                  $(.06)       $ .20
